Exhibit 10.67

                               THIRD AMENDMENT TO
                            STOCK PURCHASE AGREEMENT

     This Agreement is the Third Amendment to the Stock Purchase Agreement, dated October 7, 1996, (the "Stock Purchase Agreement") by and between Tanknology-NDE International, Inc. (formerly known as NDE Environmental Corporation and hereinafter referred to as "Buyer" ), a Delaware corporation, and TEI, Inc. (formerly known as Tanknology Environmental, Inc. and hereinafter referred to as "Seller" ), a Texas corporation, (jointly referred to as the "Parties");

     WHEREAS, pursuant to the Stock Purchase Agreement, the Seller sold all the capital stock of (i) Tanknology Corporation International, including its cathodic protection division d/b/a Tanknology Cathodic Protection, a Delaware corporation, (ii) USTMAN Industries, Inc., a Delaware corporation, and (iii) Tanknology Canada (1988), Inc. a Canadian corporation (the "Transferred Companies"); and

     WHEREAS, the Stock Purchase Agreement was closed on or about October 26, 1996 (the"Closing"); and

     WHEREAS, the Parties have negotiated certain matters arising under the Stock Purchase Agreement;

     NOW, THEREFORE, in consideration of the promises and of the respective agreements with conditions herein, the Parties hereto hereby agree as follows

     1. Release by Buyer. Buyer hereby unconditionally and irrevocably releases, acquits and forever discharges, to the fullest extent permitted by law, the Seller from (i) all of Buyer's claims against Seller arising under the Stock Purchase Agreement Section 7.1(a) - (d) including, but not limited to, (a) the Seth Hunt Royalty Agreement and related management contract, (b) the PM Services Agreement, (c) the MCI telephone services contact, and (d) the Mason termination case, (ii) all of Buyer's claims against Seller arising under the Stock Purchase Agreement Section 2.3 including, but not limited to, (a) accounts receivable adjustments, (b) unaccrued management bonus (c) uncollected prepaid insurance,
(d) the Royal Bank of Canada cash deposit, (e) various non-transferred deposits,
(f) certain miscellaneous pre-closing unpaid taxes, and (g) the credit adjustment for Petroleum Products Equipment, and (iii) certain Buyer's claims against Seller which arose after Closing for post-closing health insurance payments in the amount of $25,517.14.

     2. Release by Seller. Seller hereby unconditionally and irrevocably releases, acquits and forever discharges, to the fullest extent permitted by law, the Buyer from (i) all of Seller's claims against Buyer arising under Stock Purchase Agreement Section 2.3 including, but not limited to, (a) interest pursuant to Section 2.3(b), and (b) excess cash in any of the Transferred Companies, (ii) all of Seller's claims against Buyer arising under Stock Purchase Agreement Section 2.4 including, but not limited to, excess cash in any of the Transferred Companies, (iii) all of Seller's claims against Buyer pursuant to Stock Purchase Agreement Section 6.15(e) for payment of reimbursable


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taxes,  (iv) all of Seller's  claims  against Buyer arising under Stock Purchase
Agreement Section 6.15(a) or otherwise for non-federal tax refund claims for pre-closing periods collected by Buyer subsequent to the Closing, and (v) certain Seller's claims against Buyer for matters arising after the Closing relating to the Mitchell Hutchins replacement check for $3,158.00.

     3. Hold  Harmless,  Buyer  agrees to defend,  indemnify  and hold  harmless
Seller from and against, any and all claims, actions, causes of action, arbitrations, proceedings, losses, damages, liabilities, judgments and expenses (including, without limitation, reasonable attorneys' fees) incurred by Seller arising out of claims made by Seth Hunt against Seller for post-closing matters relating to USTMAN Industries.

     4. Cash Payment. Seller shall pay Buyer $230,000 by check within two days of the execution date of this agreement.

     5. Indemnification Limitation. The indemnification limitation provided by Seller to Buyer pursuant to Stock Purchase Agreement Section 7.2(b) shall be lowered from $1,250,000.00 to $600,000.00.


     6. No Other Amendment. Only the matters specifically referenced shall be amended; otherwise, the original Stock Purchase Agreement and the prior amendments shall remain in full force and effect.

     EXECUTED as of this _____ day of December, 1998.

                                             TANKNOLOGY-NDE INTERNATIONAL, INC.

                                             By:    //s// JAY ALLEN CHAFFEE
                                                  ----------------------------
                                                      Jay Allen Chaffee
                                                      Chairman of the Board

                                             TEI, INC.

                                             By:    //s// DONALD R. CAMPBELL
                                                  ----------------------------
                                                      Donald R. Campbell
                                                      President